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                                                        Exhibit D

GRANITE STATE ENERGY, INC.
Kilowatt Hours Sold
For the Twelve Months ended March 31, 1997
(Unaudited, Subject to Adjustment)



CUSTOMER CLASS                                     KILOWATT HOURS




Residential                                             4,728,538
Commercial                                              3,203,254
                                                        ---------
Total                                                             7,931,792
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